Exhibit 23.2
CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of LifeVantage Corporation on Form S-8 of our report dated October 10, 2007, included in the Annual Report on Form 10-K of LifeVantage Corporation for the fiscal year ended June 30, 2008.
Greenwood Village, Colorado
April 17, 2009